EXHIBIT 5.1


                               RE-OFFER PROSPECTUS

                                                                     EXHIBIT 5.1

                            DATED SEPTEMBER 28, 2011

                             RE-OFFERING PROSPECTUS

                                 IMAGING3, INC.
                            3200 WEST VALHALLA DRIVE
                            BURBANK, CALIFORNIA 91505

                        5,000,000 SHARES OF COMMON STOCK

         This Prospectus covers 5,000,000 shares of the common stock ("Common Stock"), no par value, of Imaging3, Inc., a California corporation ("I3"). The shares covered by this Prospectus include approximately 1,175,000 that will be issued to Richard Farkas, Esq., legal counsel for I3, in consideration for past legal services performed by him for I3. The balance of the shares covered by this Prospectus are reserved for potential issuance to Mr. Farkas for additional legal services that may be provided by him for I3 in the future, and other consultants or officers, directors or employees of I3 for services that may be rendered by them for I3, as determined by I3's Board of Directors from time to time in the future. Mr. Farkas and other potential issuees of shares of Common Stock covered by this Prospectus are collectively referred to herein as the "Securityholders."

         I3's common stock trades on the OTC Bulletin Board under the symbol "IMGG" and the last bid price and ask price on September 21, 2011 for the Common Stock as reported on the OTC Bulletin Board was $0.08 and $0.10, respectively.

         For a discussion of certain factors that should be considered in connection with an investment in I3's Common Stock, see "Risk Factors" beginning on page 3.
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         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

         The Securityholders may from time to time sell all or a portion of the securities offered by this Prospectus in transactions in the over-the-counter market, in negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Securityholders may effect such transactions by selling such securities directly to purchasers or through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Securityholders or the purchasers of the securities for whom they may act as agents.


                             ADDITIONAL INFORMATION

         This Prospectus is part of a Registration Statement on Form S-8 (together with all amendments and exhibits (the "Registration Statement") which has been filed by I3 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you may read the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to in this Prospectus are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, you may read the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

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         I3 is  subject  to  the  informational  reporting  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act I3 files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information, as well as the Registration Statement and Exhibits of which this Prospectus is a part, filed by I3 may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. You may obtain copies of such material from the Commission by mail at prescribed rates. You should direct your requests to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a web site that contains reports, proxies, and information statements regarding registrants that file electronically with the Commission. The address of the web site is http://www.secgov. I3's Common Stock is traded on the OTC Bulletin Board. Reports and other information concerning I3 can also be obtained at the offices of the National Association of Security Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         I3 hereby incorporates by reference into this Prospectus the following documents previously filed with the Commission:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2010.

         3.       The Registrant's  Registration Statement on Form SB-2 declared
                  effective  by  the  Securities  and  Exchange   Commission  on
                  September 27, 2005.

         4. All other reports filed by the Registrant pursuant to Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2009.

         All documents filed by I3 pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering are deemed incorporated by reference in this Prospectus and are a part of this Prospectus from the date of the filing of such documents. See "Additional Information." Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         I3 will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any of the foregoing documents incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference. Written or telephone requests should be directed to I3's President at its principal executive offices: Imaging3, Inc., 3200 West Valhalla Drive, Burbank, California 91505, telephone number (818) 260-0930.


                                  RISK FACTORS

         Purchasing shares of Common Stock in Imaging3, Inc. entails substantial risk. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

FORWARD-LOOKING STATEMENTS

         The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for I3 to avail itself of the "safe harbor" provisions of that Act. The discussions and information in this Prospectus including the documents incorporated by reference may contain both

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historical  and  forward-looking  statements.  To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, I3's business prospects or any other aspect of I3's business, please be advised that I3's actual financial condition, operating results and business performance may differ materially from that projected or estimated by management in forward-looking statements. I3 has attempted to identify, in context, certain of the factors that management currently believes may cause actual future experience and results to differ from I3's current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, decrease in demand for medical imaging and other equipment, intense competition, including entry of new competitors, increased or adverse federal, state and local government regulation, failure by I3 to obtain the approval of the Federal Food and Drug Administration for its proprietary 3D medical imaging device currently in the prototype phase inadequate capital, unexpected costs, lower revenues and net income than forecast, failure to
complete  the  development  of  I3's   proprietary   products   currently  under
development, technological obscelence of I3's products, failure to commercialize or sell any new or existing products developed by I3, price increases for supplies, inability to raise prices, failure to obtain customers, the risk of litigation and administrative proceedings involving I3 and its employees, higher than anticipated labor costs, the possible fluctuation and volatility of operating results and financial condition, failure to make planned business acquisitions, failure of new businesses, if acquired, to be economically successful, decline in I3's stock price, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Prospectus or in other reports filed by I3.

         WE HAVE INCURRED SUBSTANTIAL OPERATING DEFICITS SINCE INCEPTION AND MAY CONTINUE TO INCUR LOSSES IN THE FUTURE. To date, our revenue from component and equipment sales has not been adequate to cover research and development costs for proprietary products under development, marketing costs, operating and overhead costs, and substantial costs incurred in ongoing litigation. Revenue from our old business model of selling nonproprietary medical equipment and components has declined in recent fiscal quarters, and no sales of our proprietary 3D medical imaging product currently under development have yet been made, since it is still in the prototype phase. We do not have sufficient cash flow from our current operations to enable us to maintain or grow our business. We must raise additional capital in the future to continue to operate our businesses. Failure to secure adequate capital will hinder 'our growth and may jeopardize us as a going concern.

         IF WE DO NOT GENERATE SIGNIFICANT ADDITIONAL REVENUE WE WILL CONTINUE TO RECEIVE A GOING CONCERN QUALIFICATION IN OUR audit. Our financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. We do not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. We are actively seeking new investors.

         WE HAVE NOT COMPLETED THE DEVELOPMENT OF OUR PROPRIETARY 3D MEDICAL IMAGING TECHNOLOGY. Research and development projects are inherently speculative and subject to cost overruns. We cannot assure that we will be able to complete the development of our real time 3D diagnostic medical imaging technology, that it will be approved by the FDA for sale and use, or that, once developed, our diagnostic medical imaging devices can be sold profitably. We may not develop any new products or services for sale from our research and development efforts.

         IF WE ARE REQUIRED BY THE FOOD AND DRUG ADMINISTRATION TO CONDUCT CLINICAL TRIALS FOR OUR 3D MEDICAL IMAGING TECHNOLOGY AND DEVICE, THE ADDITIONAL COST AND TIME INCURRED BEFORE WE RECEIVE APPROVAL FROM THE FOOD AND DRUG ADMINISTRATION FOR THE COMMERCIAL SALE AND USE OF OUR DEVICE COULD BE SUBSTANTIAL AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS. On October 28, 2010, we received a letter from the Food and Drug Administration responding to our 501(k) application for clearance of our 3D medical imaging technology and device. In our application to the Food and Drug Administration we stated that our medical device is substantially equivalent to devices marketed in interstate commerce prior to May 28, 1976 and therefore should be approved for commercial sale and use as a Class II device, without the necessity for clinical trials. The Food and Drug Administration responded by rejecting our position that our medical device is substantially equivalent to such prior devices, citing several deficiencies in our submission. We plan to

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refile our application to the Food and Drug Administration in the near future to again seek Class II approval, in which we will endeavor to address the deficiencies. We have engaged special outside professional counsel to assist us with the preparation and submission of our next filing with the Food and Drug Administration. While we disagree with the Food and Drug Administration's position and we plan to refile our application with additional information supporting our application for clearance, we cannot assure that such approval will be obtained or that we may not ultimately be required to file our
application   under  Class  III  where   clinical   trials  would  be  required,
significantly delaying or preventing our device from being approved for commercial sale and use.

         OUR BUSINESS MAY BE ADVERSELY AFFECTED BY COMPETITION. The diagnostic medical imaging industry is characterized by intense competition. We are subject to competition from other firms, many of which have greater financial resources, more recognition, more management experience, and longer operating histories than we have. We cannot assure that we will be able to compete successfully or profitably in the diagnostic medical imaging business.

          WE MAY NOT ACHIEVE THE REVENUE PREDICTED BY US IN OUR BUSINESS MODEL. We plan to implement a business model that calls for us to sell medical diagnostic imaging devices, based on our proprietary technology. We will incur substantial operating losses until such time as we are able to generate revenues from the sale of these products. We cannot assure that businesses and customers will adopt our products and technology in the volume that we project, or that businesses and prospective customers will agree to pay the prices that we propose to charge. In the event our customers resist paying prices at the rate we propose, our financial conditions and results of operations will be materially and adversely affected.

         IF PRODUCTS UTILIZING OUR MEDICAL DIAGNOSTIC IMAGING TECHNOLOGY ARE DETERMINED TO BE UNSAFE, OUR BUSINESS WILL BE ADVERSELY AFFECTED. As medical diagnostic imaging has become an ever-more important and prominent part of everyday life, dramatic growth in the use of medical diagnostic imaging devices has given rise to occasional questions about safety. In the event that our products are deemed unsafe, we could face substantial liability and our financial conditions and results of operations will be materially and adversely affected.

         OUR FAILURE TO ACHIEVE BRAND RECOGNITION COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS. We believe that establishing and maintaining brand recognition for our medical diagnostic imaging technology will be a critical aspect of our efforts to attract and expand our customer base. Promotion and enhancement of the Imaging3 brand will depend largely on our success in providing high quality products and services. In order to attract and retain customers and to promote the Imaging3 brand in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining the Imaging3 brand. We cannot assure that we will obtain brand recognition for Imaging3. Our failure to provide high quality products and services or to obtain and maintain brand recognition could have a material adverse effect on our business, results of operations, and financial condition.

         WE MUST ADAPT QUICKLY TO CHANGES IN TECHNOLOGY. Medical diagnostic imaging is a rapidly evolving technology. We must keep abreast of this technological evolution. To do so, we must continually improve the performance, features and reliability of our medical imaging equipment and related products. If we fail to maintain a competitive level of technological expertise, then we will not be able to compete in our market.

         OUR INABILITY TO RESPOND TIMELY TO TECHNOLOGICAL ADVANCES COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS. We must be able to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We can offer no assurance that we will be able to successfully use new technologies effectively or adapt our products in a timely manner to a competitive standard. If we are unable to adapt in a timely manner to changing technology, market conditions or customer requirements, then we may not be able to successfully compete in our market.

         WE MAY NOT BE ABLE TO REPAY OUR INDEBTEDNESS. We have substantial indebtedness to related parties and to unaffiliated third parties, as disclosed in more detail in our reports, financial statements, and notes to financial statements filed with the Securities and Exchange Commission. The indebtedness includes outstanding indebtedness owed by us to our chief executive officer, payable on demand and secured by a UCC-1 financing statement on all of our assets. We expect to incur significant additional indebtedness in the future that may be convertible into shares of our common stock at variable discounted prices, and secured by a perfected security interest in all of our assets. We cannot assure that we will be able to repay all or any of our indebtedness, or

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that the indebtedness  does not and will not continue to have a material adverse impact on our financial condition, operating results and business performance, including but not limited to our ability to continue as a going concern.

         WE HAVE RISKS RELATED TO THIRD PARTY LOANS INCURRED BY ONE OF OUR EXECUTIVE OFFICERS. Our chief executive officer, Dean Janes, pledged 15,000,000 shares of his I3 common stock as collateral for four third party loans incurred by him. The lenders' perfected their security interest in the shares by taking possession of stock certificates representing the shares. As a result, in the event our chief executive officer defaults on any of these loans, the affected lender could immediately sell all of the shares securing the lender's loan into the market without any further action on our part which could cause our stock price to decline.

         WE CANNOT ASSURE THAT WE WILL ACHIEVE PROFITABILITY. We cannot assure that we will be able operate profitability in the future. Profitability, if any, will depend in part upon our ability to successfully develop, obtain FDA approval, and market our proprietary medical diagnostic imaging technology, and other products and services. We may not be able to successfully transition from our current stage of business to a stabilized operation having sufficient revenues to cover expenses. While attempting to make this transition, we will be subject to all the risks inherent in a small business, including the needs to adequately service and expand our customer base and to maintain and enhance our current services. Our future profitability will be affected by all the risk factors described herein.

         WE ARE EXPOSED TO VARIOUS POSSIBLE CLAIMS RELATING TO OUR BUSINESS AND OUR INSURANCE MAY NOT FULLY PROTECT US. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We generally do not maintain theft or casualty insurance and has modest liability and property insurance coverage, along with workmen's compensation and related insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

         WE MAY FACE ADDITIONAL LITIGATION IN THE FUTURE. We have had a substantial amount of litigation. The adverse resolution of such litigation to us could impair our ability to continue in business if judgment holders were to seek to liquidate our business through levy and execution. We have incurred and may continue to incur substantial legal fees and costs in connection with past and possibly future litigation. If we fail in our payment schedule, or fail in our defense to future pending actions, or become subject to a levy and execution on our assets and business, we could be forced to liquidate or to file for bankruptcy and be unable to continue in our business. Investors who purchase shares of our common stock will be subject to the risk of total loss if the risks described herein are realized, because there may be insufficient assets with which to pay our debts, which would leave shareholders with no recovery.

         WE DO NOT HAVE ANY INDEPENDENT DIRECTORS. Currently, the only members of our board of directors are Dean Janes, Xavier Aguilera, and Christopher Sohn. None of these directors is considered an "independent director," as defined under the rules and regulations of the Securities and Exchange Commission. Therefore, all decisions of the board of directors will be made by persons who are not considered independent directors.

         THE LOSS OF THE SERVICES OF ANY OR OUR MANAGEMENT OR KEY EXECUTIVES COULD ADVERSELY AFFECT OUR BUSINESS. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of an officer or director of Imaging3 would have a material adverse impact on us. We will generally be dependent upon our executive officers, Dean Janes, Christopher Sohn, and Xavier Aguilera, for the direction, management and daily supervision of our operations.

         THE RELATIONSHIP OF OUR MANAGEMENT TEAM TO US COULD CREATE CONFLICTS OF INTEREST. The relationship of management to us creates conflicts of interest. We lease our executive offices from our chief executive officer pursuant to a lease that was not determined at arm's length. Management's compensation from us has not been determined pursuant to arm's-length negotiation. Management believes that it will have the resources necessary to fulfill its management obligations to all entities for which it is responsible.

         OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY IS UNCERTAIN. We have applied to the U.S. Patent and Trademark Office to register "Imaging3" as a service mark and as a trademark. There are no assurances that these applications will be approved and the registrations granted or that any other person will not

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challenge  the  registration  or attempt to infringe  upon our marks.  If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business would be materially adversely affected.

         WE MAY NOT BE ABLE TO WITHSTAND FLUCTUATIONS IN OUR INDUSTRY BECAUSE OUR BUSINESS IS NOT DIVERSE. Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

         OUR MEDICAL DIAGNOSTIC IMAGING DEVICES ARE SUBJECT TO GOVERNMENT REGULATION. Under the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, all medical devices are classified by the Food and Drug Administration into one of three classes. A Class I device is subject only to certain controls, such as labeling requirements and manufacturing practices; a Class II device must comply with certain performance standards established by the FDA; and a Class III device must obtain pre-market approval from the FDA prior to commercial marketing. We must receive Class II approval to market our real time 3D medical diagnostic imaging devices. We cannot be certain when, if ever, we will receive this approval. In the absence of FDA approval, we will not be able to market or sell our proprietary diagnostic medical imaging device, resulting in a material adverse impact to our potential operating results and financial condition. Other laws and regulations may be adopted in the future that address the manufacture, sale and use of medical diagnostic imaging devices that could adversely affect our business.

         OUR BUSINESS IS GENERALLY SUBJECT TO GOVERNMENT REGULATION. We are subject to regulations applicable to businesses generally. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

         IF OUR STOCK PRICE CONTINUES TO BE VOLATILE THERE IS A RISK OUR STOCK PRICE COULD DECLINE. Our stock price has been volatile. The stock market in general has been extremely vulnerable and management cannot promise that the price of our common stock on the OTC Bulletin Board will not decline. We may register more shares of our stock in the future, potentially increasing the supply of free trading shares and possibly exerting downward pressure on our stock price.

         SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION IN THEIR OWNERSHIP OF US AND WE MAY NOT RECEIVE PROCEEDS FROM THE EXERCISE OF WARRANTS ISSUED BY US IN CONJUNCTION WITH A PRIVATE PLACEMENT IN 2010. In October 2010, we completed a private placement with two institutional investors for the sale of common stock and warrants for $1,000,000. The investment banking firm which acted as the placement agent for us in the transaction also received warrants with terms similar to those issued to the investors. Pursuant to the terms of the placement we agreed to file a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission covering the resale of the common stock and the common stock underlying the warrants. These warrants may be exercised on a cashless basis because the registration statement covering them was not declared effective within 120 days of the closing which occurred on October 12, 2010, so we may not receive any proceeds from the exercise of these warrants. Furthermore, if these warrants are not exercised we will not receive any proceeds from them. If all of these warrants are exercised, the issuance of additional shares of common stock would dilute shareholders' ownership in us. Because a subsequent offering of common stock currently being made by the Company is at a subscription price (i.e. $0.05 per share) substantially below the exercise price of the outstanding warrants, the exercise price of those outstanding warrants will be reduced to $0.05 per share, substantially increasing the number of shares issuable upon the exercise of those warrants. Consequently, the exercise of those warrants will potentially cause much greater dilution than originally expected.

         WE DO NOT EXPECT SEASONALITY WITH RESPECT TO OUR BUSINESS. Management does not expect any seasonality. Accordingly, I3's revenues and income are generally expected to be stable from month to month and throughout the entire year.

         WILL NOT RECEIVE ANY PROCEEDS FROM THE INITIAL ISSUANCE OF SHARES COVERED BY THIS PROSPECTUS. The 1,175,000 Shares initially issued to I3's legal counsel (the "Counsel") that are covered by this Prospectus are issued for past legal services for I3 and not for the contribution of any capital to I3. Moreover, I3 does not expect to receive any capital investment for the issuance of any Shares covered by this Prospectus, as these Shares are generally reserved

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for issuance in consideration  for services to be provided to I3 (other than any services relating to raising capital or investor relations, for which no Shares may be issued). With regard to the 1,175,000 Shares initially issued pursuant to the Registration Statement on Form S-8 of which this Prospectus is a part, they are being issued to the Counsel for approximately $94,000 of prior legal services performed by him for the Company. The number of Shares to be issued to Counsel initially under the Registration Statement covers legal services through July 2011. The Company may issue additional Shares to Counsel under the Registration Statement from time to time in the future for additional legal services.

         OUR PRINCIPAL SHAREHOLDERS COULD HAVE VOTING CONTROL OF IMAGING3. As of August 31, 2011, our executive officers and directors beneficially owned, in the aggregate, approximately 21.2% of our outstanding common stock. Furthermore, we may issue a special series of voting stock conferring additional voting power to our chief executive officer. The new special series of voting stock will not entitle the holder to any dividends or distributions and will not be convertible into shares of our common stock. If, however, we issue shares of the new special series of voting stock to our chief executive officer, our principal shareholders will be able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.


                                    DILUTION

         The difference between the public price per share of Common Stock at which purchaser buys the Shares covered by this Prospectus and the as adjusted pro forma net tangible book value per share of Common Stock after the issuance of the Shares covered by this Prospectus constitutes the dilution to purchasers of Shares. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

         As of June 30, 2011, the net tangible book value of I3 was ($6,781,480) or approximately ($0.017) per share of Common Stock. Pro forma net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such pro forma net tangible book value after June 30, 2011, other than to give effect to the issuance of 5,000,000 Shares for services rendered and no capital invested, the pro forma net tangible book value at June 30, 2011, would have been ($6,281,480) or approximately ($0.016) per share. As of June 30, 2011, the net tangible book value per share of Common Stock owned by I3's current stockholders would have increased by approximately $0.001 without any additional investment on their part. Holders of Common Stock may be subjected to dilution if any additional securities are issued as compensation or to raise additional financing. The following table illustrates the decrease in value to purchasers of Shares assuming a purchase price of $0.10 per Share.

Purchase Price per Share (1).........................................   $0.10
Pro forma net tangible book value per Share after issuance (2).......  ($0.016)
Decrease in value per Share to new purchasers........................  ($0.106)
--------------

(1) Assumes that all Shares are purchased on the OTC Bulletin Board for $0.10 per share, which was the last sale price on September 21, 2011.

(2) Based on 394,306,143 shares of Common Stock outstanding after the issuance of all of the Shares covered by this Prospectus, as of June 30, 2011.


                                 SECURITYHOLDERS

         The following table sets forth the name and address of each owner of more than five percent (5%) of the issued and outstanding capital stock of I3 and each director and executive officer who beneficially owns issued and outstanding capital stock of I3 as of August 31, 2011:


                                                                                  PERCENTAGE              PERCENTAGE
           NAME AND ADDRESS OF OWNERS                  NUMBER OF SHARES       BEFORE ISSUANCE OF       AFTER ISSUANCE OF
                                                    BENEFICIALLY OWNED(1)           SHARES                 SHARES(3)
-------------------------------------------------- ----------------------- ----------------------- ------------------------
Dean Janes, Chairman and Chief Executive Officer          59,576,328(2)                15.3%               15.1%
(includes shares owned by wife Michele Janes) (2)

Christopher Sohn, Director, President and Chief
Operating Officer                                         23,000,000                    6.0%                5.8%

Xavier Aguilera, Director, Chief Financial
Officer/Treasurer, Executive Vice President, and
Secretary                                                    200,000                       *                   *

All directors and executive officers as a group
(three persons)                                           82,776,328                   21.2%              20.97%

The officers and directors as a whole own or control  approximately 21.2% of the
presently  outstanding  shares  (I.E.,   82,776,328  of  the  total  389,774,899
outstanding).  If the entire  5,000,000  Shares  covered by this  Prospectus are issued,  then immediately  after such issuance,  the officers and directors as a whole will own or control approximately 20.97% of the then-outstanding shares of stock.
--------------------------------------------

* Less than 1%.

(1) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options, and is calculated as of August 31, 2011.

(2)  Does not  include  125,000  shares of our common  stock  owned by  Alliance
     Acquisitions Inc. Includes 15,000,000 shares pledged as security for loans made to Mr. Janes by independent third party lenders. Mr. Janes is an officer, director, and minority shareholder of Alliance Acquisitions, Inc., however, he disclaims any beneficial ownership of the shares of our common stock owned by Alliance Acquisitions, Inc. because he has no dispositive or voting power over those shares.

(3)  Assumes all 5,000,000 Shares are issued.


            LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the registrant pursuant to the following provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

         The California Corporations Code and I3's Bylaws provide that a director of I3 will have no personal liability to I3 or its shareholders for monetary damages for breach of fiduciary duty as a director except (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) for an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         I3's Bylaws and Sections 204 and 317 of the California Corporations Code contain comprehensive provisions for indemnification of directors, officers and agents of California corporations against expenses, judgments, fines and settlements in connection with litigation. I3 has a policy of providing indemnification for its executive officers, directors and members of its committees, within the scope of the California Corporations Code. It has entered into indemnification agreements with its executive officers, directors and committee members. Under the California Corporations Code, other than an action brought by or in the right of I3, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of I3 and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of I3, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of I3. No indemnification may be made, however, in respect of any claim, issue or matter as to which such person is adjudged to be liable to I3 unless and only to the extent that the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action. I3's Articles of Incorporation, as amended, provide for indemnification of the directors and officers of I3 against liabilities to the maximum extent provided by California law.

         I3 maintains insurance to protect officers and directors from certain liabilities, including liabilities against which I3 cannot indemnify its directors and officers.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the shares of Common Stock covered by this Prospectus will be passed upon for I3 by Richardson & Associates, counsel to I3, 1453 Third Street Promenade, Suite 315, Santa Monica, California, 90401. Richardson & Associates does not own any shares of I3's Common Stock.


                                     EXPERTS

         The financial statements and the related supplemental schedules incorporated in this Prospectus by reference from I3's Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by M&K CPAS, PLLC, independent certified public accountants, as set forth in their report appearing with the financial statements, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. No dealer, salesman or any other person has been authorized by I3 to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations may not be relied upon. The Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of I3 since the dates as of which information is furnished or since the date of this Prospectus.